Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (File No. 333-69995 and 333-186916) on Form S-8 of our report dated June 23, 2023, which appears in this annual report on Form 11-K of The Macerich Property Management Company 401(k) Profit Sharing Plan for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Frisco, Texas
June 25, 2024